Exhibit 23.2

CONSENT OF WRIGHT & COMPANY, INC.

As independent oil and gas consultants, Wright & Company, Inc. hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-59647, 333-96463, 333-82274, 333-96465, 333-82304, 333-103455 and 333-143514) and Form S-3 (File No. 333-143852) of Penn Virginia Corporation of information from our reserves report dated February 9, 2008 entitled “SUMMARY REPORT Evaluation of Oil and Gas Reserves to the Interests of Penn Virginia Oil & Gas Corporation, Penn Virginia Oil & Gas, L.P. and Penn Virginia MC Energy L.L.C. in Certain Properties in Various States Pursuant to the Requirements of the Securities and Exchange Commission Effective January 1, 2009 and all references to our firm included in or made a part of the Penn Virginia Corporation Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about February 26, 2009.

WRIGHT & COMPANY, INC.

/s/ D. RANDALL WRIGHT
By:	D. Randall Wright
President

Brentwood, Tennessee

February 26, 2009